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                                                                  Exhibit 23.6


INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Alarmguard Holdings, Inc. on Form S-8 of our report on the financial statements of Protective Alarms, Inc. as of and for the years ended September 30, 1996 and 1995, dated December 20, 1996 (except for Notes 3, 4 and 9, for which the date is April 30, 1997), appearing in Alarmguard Holdings, Inc. Current Report on Form 8-K/A dated June 20, 1997.




/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Stamford, Connecticut
June 30, 1997